UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2006

OPSWARE INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-32377		94-3340178
(Commission File Number)		(IRS Employer Identification No.)

599 N. Mathilda Avenue, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 744-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Reference is made to the material terms and conditions of Mr. David F. Conte’s employment that are disclosed below under
Item 5.02(c) of this Current Report.

ITEM 5.02.   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b)           Departure of Principal Officer.   Effective July 12, 2006, Ms. Sharlene P. Abrams has resigned as Opsware’s Chief Financial Officer.  A copy of the press release announcing the resignation is attached as Exhibit 99.01 to this Current Report.

(c)           Appointment of Principal Officer.   Mr. David F. Conte, 40, has been appointed as Opsware’s Chief Financial Officer effective July 12, 2006.  A summary of Mr. Conte’s previous business experience is included in the press release attached as Exhibit 99.01 to this Current Report.

In connection with the appointment to Chief Financial Officer, the Compensation and Organizational Development Committee of the Board of Directors of Opsware approved the following:  Mr. Conte will be paid an annual base salary of $235,000 and will be eligible to participate in Opsware’s previously disclosed executive officer bonus arrangement.   Mr. Conte’s bonus target for fiscal year 2007 equals 50% of his annual base salary and will be payable upon achievement of mutually defined individual and corporate goals. Mr. Conte was granted an additional option to purchase 200,000 shares of Opsware’s common stock, which option shall vest and become exercisable as to 1/48th of the shares each month after the option grant. Upon an involuntary termination of Mr. Conte’s employment without cause within 12 months of a change of control, the vesting and exercisability of this option will be accelerated in full.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits.

Exhibit No.	Exhibit Title
99.01	Press Release dated July 12, 2006 issued by Opsware Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2006	OPSWARE INC.

	By:	/s/ Benjamin A. Horowitz
Benjamin A. Horowitz
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title
99.01	Press Release dated July 12, 2006 issued by Opsware Inc.